Exhibit 99.3









                              AMENDED AND RESTATED
                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                            LUCENT TECHNOLOGIES INC.


                         and certain of its Subsidiaries


                                   in favor of


                           JPMorgan Chase Bank, N.A.,
                               as Collateral Agent


                           Dated as of August 11, 2006

                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1. DEFINED TERMS.......................................................2
      1.1  Definitions.........................................................2
      1.2  Other Definitional Provisions......................................11

SECTION 2. GUARANTEE..........................................................11
      2.1  Guarantee..........................................................11
      2.2  Right of Contribution..............................................12
      2.3  No Subrogation.....................................................12
      2.4  Amendments, etc. with respect to the Guaranteed Obligations........13
      2.5  Guarantee Absolute and Unconditional...............................13
      2.6  Reinstatement......................................................14
      2.7  Payments...........................................................14

SECTION 3. GRANT OF SECURITY INTEREST.........................................14

SECTION 4. REPRESENTATIONS AND WARRANTIES.....................................15
      4.1  Title; No Other Liens..............................................15
      4.2  Perfected First Priority Liens.....................................15
      4.3  Jurisdiction of Organization.......................................16
      4.4  [Intentionally Omitted]............................................16
      4.5  Farm Products......................................................16
      4.6  Investment Property................................................16
      4.7  Receivables........................................................16
      4.8  Intellectual Property..............................................17
      4.9  Principal Properties and Restricted Securities.....................17
      4.10 Secured Indebtedness and Attributable Debt.........................17
      4.11 Control Agreements.................................................17

SECTION 5. COVENANTS..........................................................17
      5.1  Delivery of Instruments, Certificated Securities and
           Chattel Paper......................................................17
      5.2  Maintenance of Insurance...........................................17
      5.3  Payment of Obligations.............................................17
      5.4  Maintenance of Perfected Security Interest; Further
           Documentation......................................................18
      5.5  Changes in Locations, Name, etc....................................18
      5.6  Notices............................................................18
      5.7  Investment Property................................................18
      5.8  Receivables........................................................19
      5.9  Intellectual Property..............................................19
      5.10 Maintenance of Control Agreements..................................20
      5.11 Compliance.........................................................20

SECTION 6. REMEDIAL PROVISIONS................................................20
      6.1  Certain Matters Relating to Receivables............................20
      6.2  Communications with Obligors; Grantors Remain Liable...............21
      6.3  Deposit Accounts and Investment Property...........................21
      6.4  Pledged Stock......................................................21
      6.5  Proceeds to be Turned Over To Collateral Agent.....................22

      6.6  Application of Proceeds............................................22
      6.7  Code and Other Remedies............................................22
      6.8  Registration Rights................................................23
      6.9  Deficiency.........................................................24

SECTION 7. THE COLLATERAL AGENT...............................................24
      7.1  Collateral Agent's Appointment as Attorney-in-Fact, etc............24
      7.2  Duty of Collateral Agent...........................................25
      7.3  Execution of Financing Statements..................................26
      7.4  Authority of Collateral Agent......................................26

SECTION 8. MISCELLANEOUS......................................................26
      8.1  Amendments in Writing..............................................26
      8.2  Notices............................................................26
      8.3  No Waiver by Course of Conduct; Cumulative Remedies................26
      8.4  Enforcement Expenses; Indemnification..............................27
      8.5  Successors and Assigns.............................................27
      8.6  Set-Off............................................................27
      8.7  Counterparts.......................................................27
      8.8  Severability.......................................................28
      8.9  Section Headings...................................................28
      8.10 Integration........................................................28
      8.11 GOVERNING LAW......................................................28
      8.12 Submission To Jurisdiction; Waivers................................28
      8.13 Acknowledgements...................................................28
      8.14 Additional Grantors; Additional External Sharing Debt..............29
      8.15 Releases...........................................................29
      8.16 WAIVER OF JURY TRIAL...............................................30
      8.17 Collateral Sharing Agreement.......................................31
      8.18 Judgment Currency..................................................31

SCHEDULES

Schedule 1    Notice Addresses
Schedule 2    Investment Property
Schedule 3    Perfection Matters
Schedule 4    Jurisdictions of Organization
Schedule 5    Existing Intellectual Property
Schedule 6    Existing External Sharing Debt
Schedule 7    Principal Properties
Schedule 8    Restricted Securities
Schedule 9    Secured Indebtedness and Attributable Debt
Schedule 10   Permitted Liens on Investment Property
Schedule 11   Excluded Foreign Collateral Countries


ANNEXES

Annex 1       Form of Assumption Agreement
Annex 2       Form of External Sharing Debt Supplement

           AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

           AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 11, 2006, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, the "COLLATERAL AGENT") for the Secured Parties (as defined below).

                            W I T N E S S E T H:

           WHEREAS, the Grantors and the Collateral Agent are parties to that certain Amended and Restated Guarantee and Collateral Agreement, dated as of October 1, 2004 (as amended, supplemented or otherwise modified prior to the date hereof, the "EXISTING GUARANTEE AND COLLATERAL AGREEMENT");

           WHEREAS, Lucent Technologies Inc., a Delaware corporation (the "BORROWER"), has requested that certain banks and other financial institutions (the "L/C BANKS") and JPMorgan Chase Bank, N.A., as administrative agent for the L/C Banks, amend and restate the Amended and Restated Letter of Credit Issuance and Reimbursement Agreement, dated as of October 1, 2004 (such Amended and Restated Letter of Credit Issuance and Reimbursement Agreement, dated the date hereof, as amended, supplemented or otherwise modified from time to time, the "L/C AGREEMENT");

           WHEREAS, the Borrower, has requested that certain banks and other financial institutions (the "ESD BANKS"; together with the L/C Banks, "the BANKS") and JPMorgan Chase Bank, N.A., as administrative agent for the ESD Banks, amend the External Sharing Debt Agreement, dated as of October 1, 2004 (such Amended and Restated External Sharing Debt Agreement, dated the date hereof, as amended, supplemented or otherwise modified from time to time, the "ESD AGREEMENT"; together with the L/C Agreement, the "CREDIT AGREEMENTS");

           WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

           WHEREAS, the proceeds of the extensions of credit under the Credit Agreements will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

           WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreements;

           WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Borrower under the Credit Agreements that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties; and

           WHEREAS, the Borrower desires, to the extent permitted by the Credit Agreements, to extend the benefits of this Agreement to the holders of the External Sharing Debt (as defined below);

           NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Banks to enter into the Credit Agreements and to induce the Banks to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

                           SECTION 1.  DEFINED TERMS

     1.1 DEFINITIONS. (a) The following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments and Inventory. The following terms have the meanings set forth in the Preamble and Recitals hereto:
Banks, Borrower, Credit Agreements, Collateral Agent, ESD Agreement, ESD Banks, Existing Guarantee and Collateral Agreement, Grantors, L/C Agreement and L/C Banks.

     (b) The following terms shall have the following meanings:

           "ADMINISTRATIVE AGENT": the collective reference to (i) the "Administrative Agent", as defined in the L/C Agreement, and (ii) the "Administrative Agent", as defined in the ESD Agreement. Each reference to the Administrative Agent shall, unless the context otherwise requires, be deemed to be a reference to each such "Administrative Agent" acting jointly with the other such "Administrative Agent".

           "AFFILIATE": when used with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

           "AGREEMENT": this Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

           "ALCATEL MERGER": the consummation of the transactions contemplated pursuant to the Agreement and Plan of Merger dated as of April 2, 2006 by and among the Borrower, Alcatel and Aura Merger Sub, Inc., as may be amended, supplemented or modified from time to time.

           "ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "ATTRIBUTABLE DEBT": as defined in the Indenture.

           "BORROWED DEBT": that portion of any Grantor's Obligations that constitutes indebtedness for borrowed money which is created, assumed, incurred or guaranteed in any manner by such Grantor or for which such Grantor is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to invest in, others) and which, if secured by any Restricted Collateral, would constitute Secured Indebtedness.

           "BORROWER OBLIGATIONS": the collective reference to all obligations and liabilities of the Borrower to the Administrative Agent and the Banks (including the reimbursement obligations payable under the Credit Agreements, and all other obligations and liabilities of the Borrower in respect of the Loans and the Letters of Credit or any of them and interest thereon as provided for in any Credit Agreement, any interest accruing after the maturity of such obligations and liabilities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Credit Agreement, this Agreement, any Loan, any Letter of Credit, any other Credit Document or any other document (other than any other document evidencing or governing External Sharing Debt) made, delivered or given in connection with any of the foregoing, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Collateral Agent, the Administrative Agent or the Banks that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements) or otherwise.

           "BUSINESS DAY": any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

           "CAPITAL LEASE OBLIGATIONS": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

           "CASH COLLATERAL ACCOUNT": the collective reference to (i) the "Cash Collateral Account", as defined in the L/C Agreement, and (ii) the "Cash Collateral Account", as defined in the ESD Agreement.

           "CMO TRANSACTION": any financing arrangement involving (i) the incurrence of Indebtedness supported by Liens (or Indebtedness secured by Liens) on real estate owned by the Borrower or any Subsidiary, or on the Capital Stock of any Subsidiary formed exclusively to hold any direct or indirect interest in such real estate, and on related assets (including reserve accounts) or (ii) the issuance of Capital Stock of a Real Estate Subsidiary.

           "COLLATERAL": as defined in Section 3.

           "COLLATERAL ACCOUNT": any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.5.

           "COLLATERAL SHARING AGREEMENT": the Amended and Restated Collateral Sharing Agreement to be executed and delivered by the Collateral Agent and the Borrower, substantially in the form of Exhibit B to each of the Credit Agreements.

           "COMMITMENTS": as defined in the L/C Agreement.

           "CONSOLIDATED NET TANGIBLE ASSETS": as defined in the Indenture.

           "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

           "CONTROL": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting shares, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

           "CONTROL AGREEMENT": as defined in Section 5.10.

           "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

           "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in SCHEDULE 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

           "CREDIT DOCUMENTS": the collective reference to (i) the "Credit Documents", as defined in the L/C Agreement, and (ii) the "Credit Documents", as defined in the ESD Agreement.

           "CREDIT PARTIES": the collective reference to the Borrower and each Subsidiary Guarantor.

           "DEPOSIT ACCOUNT": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

           "DISPOSITION": with respect to any property, any sale, lease (other than an operating lease), sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

           "DOLLARS" or "$": lawful money of the United States of America.

           "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

           "EVENT OF DEFAULT": the collective reference to (i) an "Event of Default", as defined in the L/C Agreement, and (ii) an "Event of Default", as defined in the ESD Agreement.

           "EXCLUDED FOREIGN COLLATERAL": the collective reference to (a) any accounts receivable and other contract rights to payment payable by non-U.S. Persons organized in the countries specified on SCHEDULE 11 to the Borrower or any Domestic Subsidiary, (b) inventory of the Borrower or any Domestic Subsidiary physically located outside of the United States and (c) any accounts receivable and other contract rights to payment payable by non-U.S. Persons to any Foreign Subsidiary.

           "EXTERNAL SHARING DEBT": the collective reference to: (i) External Specified Debt in existence on the date hereof and listed on SCHEDULE 6, and
(ii) such other additional External Specified Debt designated as External Sharing Debt in accordance with Section 8.14(b).

           "EXTERNAL SHARING DEBT OBLIGATIONS": the unpaid principal of and interest on the obligations of the Borrower or any Subsidiary in respect of the External Sharing Debt and all other obligations and liabilities of the Borrower or any of its Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the applicable agreement evidencing or governing such External Sharing Debt after the maturity of the obligations thereunder and interest accruing at the then applicable rate provided in the applicable agreement evidencing or governing such External Sharing Debt after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any agreement evidencing or governing such External Sharing Debt, this Agreement or any other document made, delivered or given in connection with any of the foregoing (or, in the case of any cash management or other operating arrangement, any procedures or policies relating thereto), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the other Secured Parties that are required to be paid by the Borrower or any of its Subsidiaries pursuant to the terms of any of the foregoing agreements).

           "EXTERNAL SHARING DEBT SUPPLEMENT": an External Sharing Debt Supplement, substantially in the form of ANNEX 2 hereto or in such other form as shall be reasonably acceptable to the Collateral Agent.

           "EXTERNAL SPECIFIED DEBT": obligations of the Borrower or any of its Subsidiaries under or in respect of (including pursuant to Guarantees or other credit support): (i) letters of credit and similar obligations opened for the account of the Borrower or a Subsidiary thereof, (ii) loans, advances and other Indebtedness for borrowed money to the Borrower or a Subsidiary thereof, (iii) foreign exchange and derivative transactions or Hedging Agreements with the Borrower or a Subsidiary as the counterparty, (iv) Vendor Financing Exposures,
(v) existing cash management and other operating arrangements and any other cash management and other operating arrangements entered into in the ordinary course of business and (vi) real estate lease, fleet lease, purchase and credit card programs, receivable discounting programs and such other Indebtedness as may be agreed to by the Administrative Agent and the Borrower, such agreement not to be unreasonably withheld.

           "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

           "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

           "FOREIGN SUBSIDIARY VOTING STOCK": the voting Capital Stock of any Foreign Subsidiary.

           "GAAP": subject to Section 1.03 of each of the Credit Agreements, generally accepted accounting principles, applied on a consistent basis.

           "GOVERNMENTAL AUTHORITY": the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "GUARANTEE": with respect to any Person (the "guarantor"), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

           "GUARANTEED OBLIGATIONS": (i) in the case of the Borrower, the External Sharing Debt Obligations of any Subsidiary of the Borrower (it being understood and agreed that, with respect to any item of External Sharing Debt, the Borrower shall not guarantee such External Sharing Debt pursuant to Section 2 to the extent the Borrower has separately guaranteed the payment of all or any portion of such item of External Sharing Debt and such guarantee is in full force and effect) and any obligations arising under any Letter of Credit issued or renewed pursuant to the L/C Agreement or renewed under the ESD Agreement at the request of a Wholly Owned Subsidiary of the Borrower and under any Loan made under the L/C Agreement and (ii) in the case of each Subsidiary Guarantor, the Borrower Obligations and the obligations of the Borrower, direct or contingent, now existing or hereafter incurred, in respect of the External Sharing Debt Obligations (including to the extent guaranteed by the Borrower pursuant to Section 2).

           "GUARANTOR OBLIGATIONS": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Credit Document).

           "GUARANTORS": the collective reference to each Grantor in its capacity as a guarantor pursuant to Section 2.

           "HEDGING AGREEMENT": (i) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and (ii) any hedging agreement in respect of the Borrower's common stock entered into in order to hedge the Borrower's exposure under its stock option plans or other benefit plans for employees, directors or consultants of the Borrower and its Subsidiaries.

           "INDEBTEDNESS": with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capital Lease Obligations of such Person,
(ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, performance bonds and letters of guaranty, (x) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (xi) to the extent not otherwise included, indebtedness or similar obligations (including, if applicable, net investment amounts) pursuant to any receivables securitization. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

           "INDENTURE": the Indenture, dated as of April 1, 1996, between the Borrower and The Bank of New York, as Trustee.

           "INSURANCE SUBSIDIARY": First Beacon Insurance Company, a captive insurance company organized under the laws of the State of Vermont.

           "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; PROVIDED that "Intellectual Property" shall not include any Copyright License, Patent License or Trademark License to the extent that the terms thereof (after giving effect to any consent that has been obtained, it being understood that no Grantor is obligated to obtain any such consent) prohibit the grant by the applicable Grantor of a security interest pursuant to this Agreement in its right, title and interest therein without the consent of any other party thereto or give any other party thereto the right to terminate its obligations thereunder; PROVIDED, FURTHER, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due or other right to payment under any such Copyright License, Patent License or Trademark License.

           "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

           "INVESTMENT PROPERTY": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock; PROVIDED that "Investment Property" shall not include any of the foregoing items issued by any Person (other than a Subsidiary of the Borrower) to the extent that the terms of any applicable shareholder or similar agreement (after giving effect to any consent that has been obtained, it being understood that no Grantor is obligated to obtain any such consent) prohibit the grant by the applicable Grantor of a security interest pursuant to this Agreement in its right, title and interest therein without the consent of any other party thereto; PROVIDED, further, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due or other right to payment under any such Investment Property.

           "ISSUERS": the collective reference to each issuer of any Investment Property; PROVIDED that, for purposes of Section 5.01(a) of the L/C Agreement and Section 4.01(a) of the ESD Agreement, "Issuer" shall mean each Subsidiary of the Borrower that is an issuer of any Investment Property.

           "LETTERS OF CREDIT": the collective reference to (i) the "Letters of Credit", as defined in the L/C Agreement, and (ii) the "Letters of Credit", as defined in the ESD Agreement.

           "LIEN": with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

           "LOAN": as defined in the L/C Agreement.

           "MATERIAL FOREIGN SUBSIDIARY": any Foreign Subsidiary that is a Material Subsidiary.

           "MATERIAL SUBSIDIARY": (i) prior to the Alcatel Merger, any Subsidiary of the Borrower, the consolidated assets or revenues of which are, at the time of determination, equal to or greater than 2.5% of the consolidated assets or consolidated revenues, respectively, of the Borrower and its Subsidiaries at such time (determined, in the case of revenues, in respect of the most recent period of four consecutive fiscal quarters of the Borrower for which the relevant financial information is available) and (ii) following the Alcatel Merger, each Subsidiary of the Borrower which immediately prior to the Alcatel Merger satisfied the conditions set forth in clause (i). Such determinations shall, where applicable, be made excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP.

           "MOODY'S": Moody's Investors Service, Inc.

           "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

           "NOTICE OF SOLE CONTROL": with respect to any Deposit Account or Investment Property subject to a Control Agreement, any notice which, upon receipt by any bank, other financial institution or securities intermediary party to such Control Agreement, shall grant the Collateral Agent exclusive dominion and control over such Deposit Account or Investment Property.

           "OBLIGATIONS": (i) in the case of the Borrower, the Borrower Obligations, its External Sharing Debt Obligations and its Guarantor Obligations, and (ii) in the case of each Subsidiary Guarantor, its Guarantor Obligations and its External Sharing Debt Obligations.

           "ORDINARY COURSE BUYERS": with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-320(a) of the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

           "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in SCHEDULE 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing Class 1 patent applications referred to in SCHEDULE 5, and
(iii) all rights to obtain any reissues or extensions of the foregoing.

           "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

           "PERSON": any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

           "PLEDGED NOTES": the collective reference to (a) each Intercompany Note at any time issued to any Grantor in a principal amount greater than $10,000,000 and (b) each other promissory note issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) in a principal amount greater than $10,000,000; PROVIDED that "Pledged Notes" shall not include any of the foregoing items issued by any Person (other than a Subsidiary of the Borrower) to the extent that the terms of any applicable shareholder or similar agreement (after giving effect to any consent that has been obtained, it being understood that no Grantor is obligated to obtain any such consent) prohibit the grant by the applicable Grantor of a security interest pursuant to this Agreement in its right, title and interest therein without the consent of any other party thereto; PROVIDED, FURTHER, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due or other right to payment under any such Pledged Notes.

           "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; PROVIDED that in no event shall (i) any Capital Stock of any Subsidiary other than a Material Subsidiary be required to be pledged hereunder, (ii) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder or (iii) any Capital Stock of the Insurance Subsidiary be required to be pledged hereunder; PROVIDED that "Pledged Stock" shall not include any of the foregoing items issued by any Person (other than a Subsidiary of the Borrower) to the extent that the terms of any applicable shareholder or similar agreement (after giving effect to any consent that has been obtained, it being understood that no Grantor is obligated to obtain any such consent) prohibit the grant by the applicable Grantor of a security interest pursuant to this Agreement in its right, title and interest therein without the consent of any other party thereto; PROVIDED, further, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due or other right to payment under any such Pledged Stock.

           "PROCEEDS": all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

           "PRIME RATE": the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

           "PRINCIPAL PROPERTIES": as defined in the Indenture.

           "RATING AGENCIES": the collective reference to S&P and Moody's.

           "REAL ESTATE SUBSIDIARY": any special purpose Subsidiary formed in connection with and to facilitate a sale-leaseback transaction or a CMO Transaction and designated as such by the Borrower in a notice to the Collateral Agent and that engages in no operations or activities other than those related to or contemplated by such transaction or as are incidental thereto.

           "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

           "RECEIVABLES SUBSIDIARY": any special purpose, bankruptcy-remote Subsidiary that acquires, on a revolving basis, Receivables generated by the Borrower or any of its Subsidiaries and that engages in no operations or activities other than those related to receivables securitizations.

           "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

           "RESTRICTED COLLATERAL": the collective reference to all Principal Properties and Restricted Securities, whether now owned or hereafter acquired, which, to the extent securing the Obligations, would cause the Obligations constituting Borrowed Debt to be Secured Indebtedness under the Indenture.

           "RESTRICTED SECURED INDEBTEDNESS": at any time, the portion of the sum of the outstanding principal amount of the Obligations constituting Borrowed Debt that is equal to the maximum aggregate principal amount of outstanding Obligations constituting Borrowed Debt that may be secured at such time without causing the Indebtedness under the Indenture to be required to be equally and ratably secured.

           "RESTRICTED SECURITIES": as defined in the Indenture.

           "S&P": Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

           "SECURED INDEBTEDNESS": as defined in the Indenture.

           "SECURED PARTIES": the collective reference to the Collateral Agent, the Administrative Agents, the other Agents (as defined in the L/C Agreement), the Banks and the holders of the External Sharing Debt Obligations.

           "SECURITIES ACT": the Securities Act of 1933, as amended.

           "SUBSIDIARY": any corporation, partnership, limited liability company or other entity, a majority of the Voting Shares or other ownership interests having ordinary voting power (other than only by reason of the happening of a contingency) of which are at the time owned or controlled, directly or indirectly, by the Borrower or by one or more Subsidiaries of the Borrower, excluding any such Person that (i) would not constitute a consolidated subsidiary of the Borrower in accordance with GAAP and (ii) is not Controlled (directly or indirectly) by the Borrower. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

           "SUBSIDIARY GUARANTORS": each Wholly Owned Material Domestic Subsidiary (other than any Receivables Subsidiary, any Real Estate Subsidiary or the Insurance Subsidiary).

           "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 5, and (ii) the right to obtain all renewals thereof.

           "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

           "UNRESTRICTED COLLATERAL": all Collateral other than the Restricted Collateral.

           "VENDOR FINANCING EXPOSURE": Guarantees or other credit support in respect of Indebtedness under Vendor Financings, to the extent such Indebtedness is held by any Person other than the Borrower or any of its Subsidiaries or is the subject of a securitization.

           "VENDOR FINANCINGS": credit facilities and other financing arrangements providing for loans or other extensions of credit to customers or prospective customers of the Borrower or any of its Subsidiaries (or Affiliates of such customers or prospective customers).

           "VOTING SHARES": as to shares of a particular corporation, outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency.

           "WHOLLY OWNED MATERIAL DOMESTIC SUBSIDIARY": any Wholly Owned Subsidiary of the Borrower that is a Domestic Subsidiary and a Material Subsidiary.

           "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

     1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

     (d) For the purposes of this Agreement, (i) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (ii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights and (iii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

                             SECTION 2.  GUARANTEE

     2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower or the Subsidiaries of the Borrower, as applicable, when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

     (b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

     (c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the External Sharing Debt Obligations and the obligations of each Guarantor in respect of the Borrower Obligations and the External Sharing Debt Obligations under the guarantee contained in this Section 2 shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreements the Borrower may be free from any Borrower Obligations or External Sharing Debt Obligations.

     (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full and the Commitments are terminated.

     2.2 RIGHT OF CONTRIBUTION. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

     2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the other Secured Parties by the Borrower on account of the Guaranteed Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations then due shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in the order specified in the Collateral Sharing Agreement.

     2.4 AMENDMENTS, ETC. WITH RESPECT TO THE GUARANTEED OBLIGATIONS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, and the Credit Agreements, the other Credit Documents, any agreement evidencing or governing External Sharing Debt and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Administrative Agent, the Required Banks, the Required ESD Banks, the Required Lucent Banks (as such terms are defined in the Credit Agreements), all Banks or any holder of External Sharing Debt Obligations, as the case may
be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

     2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower, any Subsidiary and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any Subsidiary or any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Credit Agreement or any other Credit Document, any agreement evidencing or governing External Sharing Debt, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any Subsidiary for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars (or, in the case of External Sharing Debt Obligations, the currency required under the applicable instrument or agreement evidencing or governing the same) at its offices at 270 Park Avenue, New York, New York (or, in the case of any currency other than Dollars, such office or offices as the Collateral Agent shall specify with respect thereto). Any and all payments by any Guarantor hereunder shall be made free and clear of, and without deduction for, any and all present or future Taxes (as defined in the Credit Agreements).

                    SECTION 3.  GRANT OF SECURITY INTEREST

           Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all Deposit Accounts;

     (d) all Documents;

     (e) all Equipment;

     (f) all General Intangibles;

     (g) all Instruments;

     (h) all Intellectual Property;

     (i) all Inventory;

     (j) all Investment Property;

     (k) all books and records pertaining to the Collateral; and

     (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

            Notwithstanding the foregoing, (i) the Collateral shall not include Excluded Foreign Collateral, (ii) all of the foregoing Collateral shall ratably secure all the Obligations (other than Obligations in respect of Borrowed Debt),
(iii) all of the Unrestricted Collateral shall also ratably secure the Obligations in respect of Borrowed Debt and (iv) all of the Restricted Collateral shall also secure the Restricted Secured Indebtedness.

           It is understood and agreed that the cash collateral accounts established pursuant to the Cash Collateral Agreement (as defined in the L/C Agreement) and the cash collateral agreement referred to in Section 2.06 of the ESD Agreement and the deposits made therein and investments made from time to time with such deposits and earnings shall not constitute Collateral.

                 SECTION 4.  REPRESENTATIONS AND WARRANTIES

           To induce the Administrative Agent and the Banks to enter into the Credit Agreements and to induce the Banks to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each Bank that:

     4.1 TITLE; NO OTHER LIENS. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreements, such Grantor owns each item of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreements.

     4.2 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement, upon completion of the filings and other actions specified on
SCHEDULE 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) and, with respect to Collateral acquired after the date hereof and Grantors that become a party hereto after the date hereof, such other filings and other actions as may be necessary under any Requirement of Law, (a) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor (other than Ordinary Course Buyers) and (b) are prior to all other Liens on the Collateral in existence on the date of such filings or other actions (i) except for Liens permitted by the Credit Agreements which have priority over the Liens on the Collateral, (ii) except to the extent that any Collateral consists of any Instrument, Certificated Security or Chattel Paper in an amount up to and including $5,000,000 and such Instrument, Certificated Security or Chattel Paper has not been delivered to the Collateral Agent (it being understood and agreed that the failure of the Collateral Agent to take possession of any such Instrument or Certificated Security shall not impair in any respect the perfection of the security interest hereunder in such Instrument or Certificated Security to the extent perfected by filing), (iii) except, with respect to

Collateral located outside the United States and with respect to which the Collateral Agent has not perfected its security interest therein under applicable foreign law, to the extent that perfection in such foreign jurisdiction would require filings or other actions outside of the United States, (iv) except, with respect to any Investment Property with respect to which the Collateral Agent has not obtained "control" (within the meaning of the applicable Uniform Commercial Code), to the extent that the Collateral Agent does not have such "control", (v) except, with respect to any Intellectual Property, to the extent that such Intellectual Property is not listed in a filing made pursuant to this Agreement with the United States Patent and Trademark Office or the United States Copyright Office, as applicable (it being understood and agreed that the failure to list any such Intellectual Property in any such filing with the United States Patent and Trademark Office or the United States Copyright Office shall not impair in any respect the perfection of the security interest hereunder in General Intangibles) and (vi) except, with respect to any Deposit Account, to the extent that a Control Agreement that is required to be in effect pursuant to Section 5.10 with respect to such Deposit Account shall not be in effect.

     4.3 JURISDICTION OF ORGANIZATION. On the date hereof, such Grantor's jurisdiction of organization is specified on SCHEDULE 4.

     4.4 [Intentionally Omitted]

     4.5 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     4.6 INVESTMENT PROPERTY. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor (other than any Subsidiary of such Grantor that is not a Material Subsidiary) or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each such relevant Issuer.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Each of the Pledged Notes in a principal amount in excess of $10,000,000 constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (d) Except as set forth on SCHEDULE 10, such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens of any other Person, except the security interest created by this Agreement and except for Liens permitted by the Credit Agreements.

     4.7 RECEIVABLES. (a) No amount in excess of $5,000,000 payable to such Grantor under or in connection with any Receivable constituting Collateral hereunder is evidenced by any Instrument or Chattel Paper, unless such Instrument or Chattel Paper has been delivered to the Collateral Agent or is held by such Grantor free and clear of any Lien in favor of any Person other than the Collateral Agent.

     (b) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables constituting Collateral hereunder will at such times be accurate in all material respects.

     4.8 INTELLECTUAL PROPERTY. SCHEDULE 5 lists all material U.S.
Copyrights, Patents and Trademarks (including Class 1 applications for Patents but excluding, in each case, all other applications therefor) owned by such Grantor in its own name on the date hereof.

     4.9 PRINCIPAL PROPERTIES AND RESTRICTED SECURITIES. SCHEDULE 7 and
SCHEDULE 8 list all Principal Properties and Restricted Securities, respectively, owned by any Grantor on the date hereof which, to the extent securing the Obligations, would cause the Obligations constituting Borrowed Debt to be Secured Indebtedness under the Indenture.

     4.10 SECURED INDEBTEDNESS AND ATTRIBUTABLE DEBT. Except as set forth on
SCHEDULE 9, on the date hereof, there is no outstanding Secured Indebtedness (other than in respect of the Credit Agreements and the External Sharing Debt) or Attributable Debt. As of June 30, 2006, 15% of Consolidated Net Tangible Assets was not less than $[1,400,000,000].

     4.11 CONTROL AGREEMENTS. Each Control Agreement currently in effect is, and upon the execution and delivery of any additional Control Agreement and the agreement by each securities intermediary or bank that it will comply with entitlement orders or instructions of the Collateral Agent without further consent of the Borrower, each such additional Control Agreement will be, effective to establish "control" within the meaning of Article 8 or Article 9, as the case may be, of the Uniform Commercial Code in the relevant jurisdiction by the Collateral Agent over the account subject to such Control Agreement.

                              SECTION 5.  COVENANTS

           Each Grantor covenants and agrees with the Collateral Agent that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated, but subject to Section 5.11:

     5.1 DELIVERY OF INSTRUMENTS, CERTIFICATED SECURITIES AND CHATTEL PAPER. If any amount in excess of $5,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall either (a) be delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, (b) be held by such Grantor free and clear of any Lien in favor of any Person other than the Collateral Agent or (c) be subject to a Lien permitted by the Credit Agreements.

     5.2 MAINTENANCE OF INSURANCE. All insurance required to be maintained pursuant to Section 6.07 of the L/C Agreement and Section 5.07 of the ESD Agreement in the nature of casualty insurance covering the Collateral shall (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (b) name the Collateral Agent as insured party or loss payee, (c) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (d) be reasonably satisfactory in all other respects to the Collateral Agent.

     5.3 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     5.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (to the extent that perfection would be required for the representation in Section 4.2 to be accurate) having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

     5.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein :

     (a) change its jurisdiction of organization from that referred to in
Section 4.3; or

     (b) change its name, identity or corporate or other organizational structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

     5.6 NOTICES. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreements) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

     (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

     5.7 INVESTMENT PROPERTY. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured

Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations; PROVIDED that no Grantor shall be required to deliver any such certificate or stock power with respect to the Capital Stock of any Subsidiary that is not a Credit Party or a Material Subsidiary. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer at any time that an Event of Default has occurred and is continuing shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case at any time that an Event of Default has occurred and is continuing any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor at any time that an Event of Default has occurred and is continuing, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (b) Without the prior written consent of the Collateral Agent, such Grantor will not create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and except for Liens permitted by the Credit Agreements.

     (c) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.4(c) and 6.8 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.4(c) or 6.8 with respect to the Investment Property issued by it.

     5.8 RECEIVABLES. (a) Such Grantor will continue to collect, service and administer the Receivables in a manner consistent with its past practice except as may otherwise be required in the ordinary course of business or to realize or recover the value thereof.

     (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables of the Grantors.

     5.9 INTELLECTUAL PROPERTY. No later than 30 days after the end of each fiscal quarter (starting with the fiscal quarter ending September 30, 2006), the Borrower shall deliver to the Collateral Agent a true, correct and complete list of each material U.S. Copyright, Patent and Trademark (including Class 1 applications for Patents but excluding, in each case, all other applications therefor) owned by the Grantors as of the last day of such fiscal quarter. Upon request of the Collateral Agent, the applicable Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Collateral Agent's and the other Secured Parties' security interest in any such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     5.10 MAINTENANCE OF CONTROL AGREEMENTS. Such Grantors collectively shall cause at all times an aggregate amount of at least $1,000,000,000 of cash and Permitted Investments to be held in deposit or custody accounts that are subject to control agreements, duly executed by such applicable Grantor and the applicable bank, other financial institution or securities intermediary at which each such account is maintained, in form and substance reasonably satisfactory to the Administrative Agent (each a "CONTROL AGREEMENT"), and which agreements shall grant the Collateral Agent "exclusive dominion and control" over such accounts and entitle the Collateral Agent to block any withdrawal of assets therefrom upon the occurrence and during the continuance of an Event of Default.

     5.11 COMPLIANCE. Notwithstanding the foregoing, (i) prior to consummation of the Alcatel Merger, no Grantor shall be required to comply with Section 5.1, the first sentence of Section 5.7(a) and Section 5.9; PROVIDED, that if the closing of the Alcatel Merger shall not occur by or before March 31, 2007, then each Grantor shall be required to satisfy the requirements of Section 5.1 and the second sentence of Section 5.9 by or before April 30, 2007 and (ii) following consummation of the Alcatel Merger, no Grantor shall be required to comply with Sections 5.1 to 5.10.

                        SECTION 6.  REMEDIAL PROVISIONS

     6.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The Collateral Agent shall have the right to make test verifications of the Receivables constituting Collateral hereunder in any manner and through any medium that it reasonably considers advisable no more than once a year and, if an Event of Default shall have occurred and be continuing, as often as reasonably requested and agreed to between the Borrower and the Collateral Agent, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications, PROVIDED that the Collateral Agent shall not communicate with the obligors under such Receivables except as permitted by Section 6.2. At any time and from time to time, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, such Receivables.

     (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables constituting Collateral hereunder, subject to the Collateral Agent's direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in
Section 6.6, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of such Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) Upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables constituting Collateral hereunder, including, without limitation, all original orders, invoices and shipping receipts.

     6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables constituting Collateral hereunder to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any such Receivables.

     (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables constituting Collateral hereunder that such Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     6.3 DEPOSIT ACCOUNTS AND INVESTMENT PROPERTY. (a) The Collateral Agent in its own name or in the name of others may at any time communicate with any bank, other financial institution or securities intermediary with which a Deposit Account or Investment Property in the name of the Borrower or any Subsidiary Guarantor is maintained to verify to the Collateral Agent's satisfaction the amounts on deposit in each such Deposit Account or securities account that constitutes Investment Property.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have full authority to give a Notice of Sole Control to any bank, other financial institution or securities intermediary party to a Control Agreement. The Collateral Agent shall have no obligation to rescind or revoke such Notice of Sole Control until such time as the Event of Default has been waived or cured and no other Event of Default is then continuing.

     6.4 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.4(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; PROVIDED, HOWEVER, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of any Credit Agreement, this Agreement or any other Credit Document.

     (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order specified in the Collateral Sharing Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

     6.5 PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. In addition to the rights of the Collateral Agent and the other Secured Parties specified in
Section 6.1 with respect to payments of Receivables constituting Collateral hereunder, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

     6.6 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the order specified in the Collateral Sharing Agreement.

     6.7 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. Notwithstanding the foregoing, it is understood and agreed that any assignment of any Patent to the Collateral Agent or any other Person shall be subject to any licenses (and the rights granted therein) existing at the time of such assignment with respect to such Patent. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in the order specified in the Collateral Sharing Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.8 REGISTRATION RIGHTS. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.7, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.8 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.8 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.8 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under any Credit Agreement.

     6.9 DEFICIENCY. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

                         SECTION 7.  THE COLLATERAL AGENT

     7.1 COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable constituting Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any such Receivable or with respect to any other Collateral whenever payable;

     (ii) in the case of any Intellectual Property referred to in Section 4.8 or 5.9, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's and the other Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

     (iv) execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) subject to any licenses (and the rights granted therein) existing at the time of such assignment, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein after notice of its failure to do so, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the Alternate Base Rate plus 2.00% from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     7.2 DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent's and the other Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor authorizes the Collateral Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect of the Collateral made prior to the date hereof.

     7.4 AUTHORITY OF COLLATERAL AGENT. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the applicable Credit Agreement, the Collateral Sharing Agreement and such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                           SECTION 8.  MISCELLANEOUS

     8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.07 of each of the Credit Agreements.

     8.2 NOTICES. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 10.01 of the L/C Agreement and Section 9.01 of the ESD Agreement; PROVIDED that (a) any such notice, request or demand to or upon the Collateral Agent shall be addressed to it at 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Cynthia Aguirre (Facsimile No. 713-750-2878) and (b) any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

     8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     8.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Collateral Agent.

     (b) Each Guarantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) Each Guarantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.05 of the L/C Agreement and Section 10.05 of the ESD Agreement.

     (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreements and the other Credit Documents.

     8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     8.6 SET-OFF. If an Event of Default shall have occurred and be continuing under clause (a) or (b) of Article IX of the L/C Agreement and Article VIII of the ESD Agreement, or if any Letters of Credit shall be surrendered and terminated pursuant Article IX of the L/C Agreement and Article VIII of the ESD Agreement, each Grantor hereby irrevocably authorizes the Collateral Agent, each Bank and each of the Banks' respective Affiliates, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Collateral Agent, such Bank or Affiliate to or for the credit or the account of such Grantor against any of and all the obligations and liabilities of such Grantor now or hereafter existing under this Agreement or any other Credit Document held by the Collateral Agent or such Bank, irrespective of whether or not the Collateral Agent or such Bank shall have made any demand under this Agreement or such other Credit Document and although such obligations, liabilities or claims may be contingent or unmatured. The rights of the Collateral Agent and each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which the Collateral Agent or such Bank may have.

     8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     8.10 INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

     8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     8.13 ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

     (b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Secured Parties or among the Grantors and the Secured Parties.

     8.14 ADDITIONAL GRANTORS; ADDITIONAL EXTERNAL SHARING DEBT. (a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.11 of the L/C Agreement or Section 5.11 of the ESD Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     (b) The Borrower may, to the extent permitted by the Credit Agreements, designate additional External Specified Debt (including, without limitation, incremental increases in the aggregate principal amount of Indebtedness constituting External Sharing Debt) as External Sharing Debt; PROVIDED, that,
(i) with respect to each such item of additional External Specified Debt, the Borrower shall have delivered to the Collateral Agent a completed and executed External Sharing Debt Supplement and (ii) the conditions set forth in Section
5.02 of the L/C Agreement and Section 4.02 of the ESD Agreement shall have been satisfied prior to and after giving effect to such designation. It is understood that after an item of External Sharing Debt is designated as such on SCHEDULE 6 or in an External Sharing Debt Supplement accepted by the Collateral Agent, (i) the holder of such External Sharing Debt shall be entitled to the benefits of this Agreement and (ii) it shall not be necessary to designate increases in the amount outstanding in respect of such External Sharing Debt unless the amount so outstanding is to exceed the maximum amount thereof specified on SCHEDULE 6 or in the External Sharing Debt Supplement relating thereto, as applicable; PROVIDED, that no later than 15 days after the end of each fiscal quarter, each holder of External Sharing Debt shall provide to the Collateral Agent a summary of the amount of External Sharing Debt outstanding as of the last day of such fiscal quarter.

     8.15 RELEASES. (a) Upon the earlier of (x) the consummation of the Alcatel Merger and (y) such time as the Borrower Obligations and the External Sharing Debt Obligations shall have been paid in full or fully cash collateralized and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors; PROVIDED, that in the case of External Sharing Debt Obligations that are calculated on a mark-to-market basis, "fully cash collateralized" shall mean (i) the deposit of cash collateral in an amount equal to 100% of the market value of such Obligation on the date of termination of this Agreement and any customary interest, fees, expenses or charges that the holder of such Obligation may require, and (ii) either (x) the execution and delivery by the Borrower to the holder of such Obligation of a suitable amendment to any ISDA and CSA agreements (or if such agreements are not in place, any new ISDA and CSA Agreements, as applicable) applicable to such Obligation on terms and conditions mutually satisfactory to the Borrower and the holder of such Obligation or (y) the close out of such position which constitutes such Obligation. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreements or if any of the Collateral is the subject of any sale-leaseback, CMO Transaction or receivables securitization not prohibited by the Credit Agreements or that has been consented to under
Section 11.07 of the L/C Agreement and Section 10.07 of the ESD Agreement respectively, then such Collateral shall thereupon be released from the Liens created hereby.

     (c) A Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be Disposed of in a transaction permitted by the Credit Agreements or in the event that a portion of the Capital Stock of such Subsidiary Guarantor shall be Disposed of in a transaction permitted by the Credit Agreements and, after giving effect to such transaction, such Subsidiary Guarantor ceases to be a Subsidiary. The Borrower shall notify the Collateral Agent if any Subsidiary Guarantor is so released and such notice shall identify the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreements and the other Credit Documents.

     (d) Upon the request of the Borrower , the Collateral Agent shall release from the Liens created hereby any Collateral that constitutes any accounts receivable and other contract rights to payment payable to the Borrower or any Domestic Subsidiary in an amount not to exceed $25,000,000 per fiscal quarter; so long as no Default or Event of Default has occurred and is continuing or would result from the sale or assignment thereof.

     (e) The Collateral Agent will, at any time, upon the written instruction of the Administrative Agent, at the sole expense of the relevant Grantor, execute and deliver to the relevant Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Collateral specified by the Administrative Agent in such instruction.

     (f) At the request and sole expense of any Grantor following any release of Collateral under this Section, the Collateral Agent shall deliver to such Grantor such released Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

     (g) When any Control Agreement shall no longer be required by the terms of this Agreement, the Collateral Agent will, upon the written request of the relevant Grantor, and at the sole expense of such Grantor, execute and deliver to the relevant Grantor and the bank which is party to such Control Agreement
(i) a written notification that the security interests of the Collateral Agent in the relevant account have been terminated, and (ii) any other documents reasonably necessary or desirable to effect the termination of such Control Agreement pursuant to the terms thereunder.

     (h) By acceptance of the benefits hereof, each Secured Party acknowledges and consents to the provisions of this Section 8.15, agrees that the Collateral Agent shall incur no liability whatsoever to any Secured Party for any release effected by the Collateral Agent in accordance with this Section 8.15 and agrees that the Administrative Agent shall incur no liability whatsoever to any Secured Party for any release directed or consented to by it in accordance with the L/C Agreement.

     8.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     8.17 COLLATERAL SHARING AGREEMENT. By becoming a party to this Agreement, each Grantor agrees to be bound by the terms of the Collateral Sharing Agreement and, without limiting the generality of the foregoing, expressly agrees that all obligations and liabilities of a Grantor thereunder apply to such Grantor with the same force and effect as if such Grantor were a signatory thereto.

     8.18 JUDGMENT CURRENCY. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

     (b) The obligation of each Grantor in respect of any sum due from it to the Collateral Agent hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT Currency"), be discharged only to the extent that on the Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in the Judgment Currency the Collateral Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to the Collateral Agent in the Agreement Currency, such Grantor agrees notwithstanding any such judgment to indemnify the Collateral Agent against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Collateral Agent, the Collateral Agent agrees to remit to such Grantor such excess.

           IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.



                               LUCENT TECHNOLOGIES INC.



                               By:  /S/ MARK GIBBENS
                                    ----------------
                                    Title: Vice President & Treasurer



                               LUCENT TECHNOLOGIES INTERNATIONAL INC.



                               By:  /S/ JEFFREY L. KESTLER
                                    ----------------------
                                    Title: Vice President



                               ASCEND COMMUNICATIONS, INC.



                               By:  /S/ JEFFREY L. KESTLER
                                    ----------------------
                                    Title: Vice President



                               STRATUS COMPUTER, INC.



                               By:  /S/ JEFFREY L. KESTLER
                                    ----------------------
                                    Title: Vice President



                               STRATUS WORLD TRADE CORPORATION



                               By:  /S/ JEFFREY L. KESTLER
                                    ----------------------
                                    Title: Vice President

                           ACKNOWLEDGEMENT AND CONSENT

      The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guarantee and Collateral Agreement dated as of August 11, 2006 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of JPMorgan Chase Bank, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

            1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

            2. The terms of Sections 6.4(c) and 6.8 of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.4(c) or 6.8 of the Agreement.


                                   [NAME OF ISSUER]



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


                                   Address for Notices:

                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------

                                      Fax:

                                                                      Annex 1 to
                                              GUARANTEE AND COLLATERAL AGREEMENT


           ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the "ADDITIONAL GRANTOR"), in favor of JPMorgan Chase Bank, N.A., as Collateral Agent (in such capacity, the "COLLATERAL AGENT") for the banks and other financial institutions or entities (the "BANKS") parties to the Credit Agreements referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below.

                              W I T N E S S E T H :

           WHEREAS, in connection with the Credit Agreements, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Amended and Restated Guarantee and Collateral Agreement, dated as of August 11, 2006 (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT"), in favor of the Collateral Agent for the benefit of the Secured Parties referred to therein;

           WHEREAS, the Credit Agreements require the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

           WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

           NOW, THEREFORE, IT IS AGREED:

           1. GUARANTEE AND COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14(a) of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

           2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.



                                   [ADDITIONAL GRANTOR]



                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                                                    Annex 1-A to
                                                            ASSUMPTION AGREEMENT



                            SUPPLEMENT TO SCHEDULE 1



                            SUPPLEMENT TO SCHEDULE 2



                            SUPPLEMENT TO SCHEDULE 3



                            SUPPLEMENT TO SCHEDULE 4



                            SUPPLEMENT TO SCHEDULE 5



                            SUPPLEMENT TO SCHEDULE 6



                            SUPPLEMENT TO SCHEDULE 8



                            SUPPLEMENT TO SCHEDULE 9



                            SUPPLEMENT TO SCHEDULE 10



                            SUPPLEMENT TO SCHEDULE 11

                                                                      Annex 2 to
                                              GUARANTEE AND COLLATERAL AGREEMENT



                   FORM OF EXTERNAL SHARING DEBT SUPPLEMENT


JPMorgan Chase Bank, N.A.,
   as Collateral Agent
270 Park Avenue
New York, New York  10017

Attention: Peter Ling

               Re:  ADDITIONAL EXTERNAL SHARING DEBT

Ladies and Gentlemen:

           Pursuant to Section 8.14(b) of the Amended and Restated Guarantee and Collateral Agreement, dated as of August 11, 2006 (the "GUARANTEE AND COLLATERAL AGREEMENT", the terms defined therein being used herein as therein defined), made by Lucent Technologies Inc., a Delaware corporation, and the other Grantors referred to therein in favor of JPMorgan Chase Bank, N.A., as Collateral Agent, the Borrower hereby designates the Indebtedness, liabilities and other obligations described on the attachment hereto as "External Sharing Debt".

           The holder of the External Sharing Debt designated herein, by its acknowledgement hereof, (a) confirms the accuracy of the description of such External Sharing Debt, including the type, maximum amount and relevant currency thereof, (b) confirms that it has received a copy of each of the Guarantee and Collateral Agreement and the Collateral Sharing Agreement and agrees that, by its acceptance of the benefits of such agreements, it agrees to the terms of such agreements, (c) acknowledges that the administration of the collateral described in the Guarantee and Collateral Agreement and in the Mortgages delivered pursuant to any of the Credit Agreements will be made in the sole discretion of the Administrative Agent, (d) acknowledges that upon payment in full of the Borrower Obligations and External Sharing Debt Obligations and termination of the Commitments, the Guarantee and Collateral Agreement shall terminate and the Collateral shall be released from the Liens created thereby,
(e) acknowledges that the Borrower shall not guarantee, pursuant to Section 2 of the Guarantee and Collateral Agreement, the payment of the External Sharing Debt designated herein if the Borrower has separately guaranteed the payment of all or any portion of such External Sharing Debt and such guarantee is in full force and effect and (f) confirms that its address for notices is as set forth below the signature of such holder.

           It is understood that after this External Sharing Debt Supplement is accepted by the Collateral Agent, (a) the holder of the External Sharing Debt designated herein shall be entitled to the benefits of the Guarantee and Collateral Agreement and (b) it shall not be necessary to designate increases in the amount outstanding in respect of such External Sharing Debt unless the amount so outstanding is to exceed the maximum amount thereof specified herein; PROVIDED that no later than 15 days after the end of each fiscal quarter, the holder of the External Sharing Debt designated herein shall provide to the Collateral Agent a summary of the amount of External Sharing Debt outstanding as of the last day of such fiscal quarter.

                                       Very truly yours,

                                       LUCENT TECHNOLOGIES INC.


                                       By:
                                       --------------------------------------
                                       Name:
                                       Title:
ACKNOWLEDGED AND AGREED:


-----------------------------------
[Name of Holder of External Sharing Debt]



By:
   --------------------------------
   Name:
   Title:
   Address:
           ------------------------
   Attention:
             ----------------------
   Telephone:
             ----------------------
   Facsimile:
             ----------------------



JPMORGAN CHASE BANK, N.A.,
   as Collateral Agent



By:
   --------------------------------
   Name:
   Title:

         [Please attach a spreadsheet or other description of the External Sharing Debt to be designated hereby, including the type, maximum amount and relevant currency thereof.]